P.T. Jakarta Land

TERMS OF LEASE OF
METROPOLITAN COMPLEX
JAKARTA
(AUGUST 2001 EDITION)

These Terms shall be taken in conjunction with the Standard Conditions of Lease which jointly form the Lease Agreement but, in the event of conflict, these Terms shall take precedence.

1 .	Date of Agreement	:	15th March 2005
2.	Name of Tenant	:	INDOPACIFIC RESOURCES JAVA LTD
3.	Address	:	World Trade Center 14th Floor
Jl. Jend. Sudirman Kav. 29-31, Jakarta

Phone : 521-1829

4.	Description of Leased Premises
a.	Building Name		:	World Trade Center
b.	Floor Level and Position		:	14
c.	Net Office Space		:			280.84	Sqm
d.	(i)	12.95 % of toilets and pantry		(93.34	Sqm)	12.08	Sqm
	(ii)	12.95% of corridor		(177.90	Sqm)	23.03	Sqm

e.	Total area rented		:			315.95	Sqm

5.	Lease Period :	Thrity-six (36)	months	months

Commencement Date :	17th June 2005	Expiry Date:	16th June 2008

6.	a.	Annual Reserved Carparks
		Internal	Nos x US$	1000	=US$
		External	Nos x US$	500	=US$

b.	Telephone & Telex Line Deposits
	Telephones	13	Nos x Rp	3.500.000,-	= Rp	45.000.000,-
	Telexes		Nos x Rp	4.500.000,-	= Rp

7.	Rent and Service Charge
	a.	Rental rate per sq. meter per month (US$)	:	7.50
	b.	Rental payable in advance (No. of months)	:	3
	c.	Service Charge per sq. meter per month (US$)	:	7.25
	d.	Service Charge payable in advance (No. of months)	:	3
	e.	Security Deposit (US$)	:	12,085.09
	f.	Rental Review Date, if any	:	Nil
	g.	Service Charge Review Date	:

8.	Other Items of Agreement (if any)

The following items have been agreed between Landlord and Tenant and shall supersede any other Terms and Conditions in this Lease Agreement but only in as much as they are inconsistent with such other Terms and Conditions.

LANDLORD AND TENANT (as defined in the Conditions of Lease) agree to be bound by the aforesaid Terms, IN WITNESS WHEREOF they have set their hands on the day specified in Term 1 hereof.

LANDLORD ( PT.JAKARTA LAND)	TENANT ( INDOPACIFIC RESOURCES ) JAVA LTD

/s/ PT Jakarta Land PT JAKARTA LAND	/s/ Dwi Hendri Yunianto DWI HENDRI YUNIANTO

Witness for Landlord	Witness for Tenant

/s/ signed	/s/ Ruth Modder

RUTH MODDER

P.T. Jakarta Land
8th Floor, Wisma Metropolitan I, Kav. 29. Jl. Jend. Sudirman, Jakarta 12930
Mailing Address: P.O. Box 8426/JKS, Jakarta 12084, Indonesia. Cable : JAKLAND Jakarta
Phones : 5 2 5 4 7 3 7 (5 lines). 5 7 1 2 3 8 2 F a x : 5 2 0 7 5 8 5

ADDENDUM TO THE LEASE AGREEMENT
between
INDOPACIFIC RESOURCES JAVA LTD.
and
PT JAKARTA LAND
dated
15 March 2005

This Addendum should be read and interpreted in conjunction with the Metropolitan Complex Terms and Standard Conditions of Lease, August 2001 Edition. Where any conflict exists between this Addendum and the Terms and Standard Conditions of Lease, this Addendum shall take precedence.

1 . Clause 15 (Page 8) - Renewal of the Lease

The Landlord grants to the Tenant the right, at the Tenant’s option to extend this Agreement for an additional 2 (two) years under the following terms:

Between 6 (six) and 3 (three) months prior to the expiry of the initial term, the Landlord will offer in writing to the Tenant, a rental rate for the Premises for a renewal of the Agreement for an additional 2 (two) years term. The new rental rate for the additional term will be at a market rental for similar a building in a similar location of a similar size and quality (the “Future Market Rental”). However, renovations and building upgrades of the Premises undertaken by the tenant shall not be factored into evaluation of the market rate. If there is a disagreement between the Tenant and the Landlord regarding the Future Market Rental therefore the Landlord has a right to appoint an independent appraiser company to appraise and determine such Future Market Rental and such appraiser quotation shall bind the Landlord and the Tenant. The cost for such appraiser shall be borne equally between the Landlord and the Tenant.

P.T. Jakarta Land

2. Clause 30 (Page 14) - Assignment and Sublease

The Tenant shall not assign, sub-lease or otherwise part with the possession of the leased premises or any part thereof, either by way of subletting, lending, sharing or other means whereby any person or persons not a party to the Agreement obtains the use or possession of the leased premises or any part thereof, irrespective of whether any rental or other consideration is given for such use or possession, without the prior written consent of the Landlord which such consent shall not be unreasonably withheld or delayed.

This Addendum dated 15th March 2005.

LANDLORD	TENANT
PT JAKARTA LAND	INDOPACIFIC RESOURCES JAVA LTD.

/s/ PT Jakarta Land PT JAKARTA LAND	/s/ Dwi Hendri Yunianto DWI HENDRI YUNIANTO